Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of Fidelity Magellan Fund, of our report dated May 5, 2000 on the financial statements and financial highlights included in the March 31, 2000 Annual Report to Shareholders of Fidelity Magellan Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

     /s/PricewaterhouseCoopers LLP
        PricewaterhouseCoopers LLP
        Boston, Massachusetts
        May 16, 2000